EXHIBIT 5.4
[Letterhead of Dorsey & Whitney LLP]
July 9, 2012
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
Ultra Pac, Inc.
21925 Industrial Boulevard
Rogers, Minnesota 55374-9575
U.S.A.
Re:      Ultra Pac, Inc. — Registration Statement on Form F-4
Ladies and Gentlemen:
     We have acted as special local counsel to ULTRA PAC, INC., a Minnesota corporation (the “Company”), in connection with the documents listed on Schedule 1 attached hereto (collectively, the “Transaction Documents”). This opinion is being delivered to the Company and each of the other addressees identified above (the “Addressees”) in connection with that certain F-4 Registration Statement initially filed June 25, 2012 and as amended or supplemented on or prior to the date of this opinion (the “July 2012 Exchange Offer”). Capitalized terms defined in this opinion and in the schedules and exhibits hereto are used herein and therein as so defined. We have not communicated directly with the Company in connection with the preparation of this opinion letter or prior opinion letters we have prepared at the request of the Company, and other than the preparation and delivery of this opinion letter and such prior opinion letters, we have not participated in any other aspects of the transactions contemplated by the Transaction Documents and do not represent the Company in connection with other matters.

Registration Statement on Form F-4
Ultra Pac, Inc.
July 9, 2012

     In connection with this opinion, we have examined the Transaction Documents and the following documents:
(i)	a copy of the articles of incorporation of the Company certified as of July 6, 2012 as a true copy by the Minnesota Secretary of State, and a copy of the bylaws of the Company certified as of June 9, 2012 as a true copy by the Assistant Secretary of the Company (collectively, the “Constituent Documents”);

(ii)	a certificate of good standing concerning the Company from the Minnesota Secretary of State issued July 6, 2012 (the “Good Standing Certificate”); and

(iii)	a certificate of an officer of the Company certifying as to (a) copies of resolutions of the Board of Directors of the Company adopted (1) July 25, 2011, and (2) February 7, 2012, with respect to the Transaction Documents and the transactions contemplated thereby, (b) incumbency with respect to an officer of the Company, and (c) certain other matters and the resolutions attached thereto.
     We have also examined such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates of officers of the Company and of public officials, and we have assumed that all such facts are true and correct as of the date of this opinion. Without limiting the generality of the foregoing, we have relied upon certificates of officers of the Company referenced in items (i) and (iii) above and the representations contained therein, and we have assumed that all such representations are true and correct as of the date of this opinion. In rendering such opinions, we have not conducted any independent investigation of the Company or consulted with other attorneys in our firm with respect to the matters covered thereby. No inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company.
     In rendering the opinions expressed below, we have assumed, without verification, that:
(A)	The authenticity of all documents submitted to us as originals.

(B)	The genuineness of all signatures.

(C)	The legal capacity of natural persons.

(D)	The conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Registration Statement on Form F-4
Ultra Pac, Inc.
July 9, 2012

(E)	All conditions precedent to the effectiveness of the Transaction Documents have been satisfied or waived.
     Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that:
     1. The Company is a corporation that is validly existing and in good standing under the laws of the State of Minnesota.
     2. The Company had the corporate power to execute and deliver the Existing Transaction Documents executed by it at the time such Existing Transaction Documents were executed and delivered, and the Company has the corporate power to perform its obligations under the Existing Transaction Documents, and the Company has taken all requisite corporate action to authorize the execution, delivery and performance of the Existing Transaction Documents executed by it.
     3. Each of the Existing Transactions Documents was executed and delivered by the Company.
     4. The Company possesses the corporate power and authority to execute, deliver and perform its obligations under the 2012 Supplemental Indenture. The Company has duly authorized the 2012 Supplemental Indenture.
SCOPE OF OPINION
     Our opinions set forth above are further subject to the following additional qualifications:
     (a) Our opinions expressed above are limited to the law of the State of Minnesota. We assume no responsibility as to the applicability to this transaction, or the effect thereon, of the laws of any other jurisdiction.
     We understand that the Addressees will rely as to matters of Minnesota law, upon this opinion in connection with the matters set forth herein and, in addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Minnesota law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to the Addressees and Debevoise relying as to matters of Minnesota law upon this opinion; provided, however, that no use of or reliance on this opinion by any party, including, without limitation, the Addressees (other than the Company) or Debevoise, shall establish or imply an attorney-client relationship between such party and this firm with respect to the Transaction Documents or the transactions contemplated by the Transaction Documents, and such party by using or relying on our opinion disclaims any such attorney-client relationship with respect to the Transaction

Registration Statement on Form F-4
Ultra Pac, Inc.
July 9, 2012

Documents or the transactions contemplated by the Transaction Documents for any purpose without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Dorsey & Whitney LLP
PTN/CFS

Attachments:     Schedule 1 — Transaction Documents

Schedule 1
Opinion of Dorsey & Whitney LLP
Transaction Documents
1.	First Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the “Existing Indenture Supplement”).
2.	9.875% Senior Notes due 2019 Indenture, dated as of February 15, 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the “Existing 9.875% Notes” and together with the Existing Indenture Supplement, the “Existing Transaction Documents”).
3.	Seventh Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, to be entered into by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the “2012 Supplemental Indenture”) a form of which is filed as Exhibit 4.22.2 to the July 2012 Exchange Offer as amended on the date hereof.